                                                                 Exhibit 19.1



       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                            AS OF SEPTEMBER 30, 2000

AGGREGATE RECEIVABLES                       NUMBER OF ACCTS             PERCENT OF                  AGGREGATE           PERCENT OF
BALANCE                                                                  NUMBER OF                RECEIVABLES            AGGREGATE
                                                                             ACCTS                    BALANCE          RECEIVABLES
                                                                                                                           Balance


 1.       5,000  or less                         17,711                 62.43%             $30,961,346.80                5.77%

 2.       5,000 -    10,000                       3,965                 13.98%             $28,006,001.67                5.22%

 3.      10,000 -    25,000                       3,416                 12.04%             $53,652,352.80               10.01%

 4.      25,000 -    50,000                       1,507                  5.31%             $52,353,848.23                9.76%

 5.      50,000 -    75,000                         562                  1.98%             $34,084,686.95                6.36%

 6.      75,000 -   100,000                         324                  1.14%             $28,051,276.01                5.23%

 7.     100,000 -   250,000                         562                  1.98%             $86,048,014.09               16.05%

 8.     250,000 -   500,000                         182                  0.64%             $62,421,349.99               11.64%

 9.     500,000 - 1,000,000                          88                  0.31%             $62,744,558.58               11.70%

10.   1,000,000 - 5,000,000                          51                  0.18%             $97,839,581.56               18.25%

11.        Over   5,000,000                          --                     --                         --                   --


Total:                                           28,368                                   $536,163,016.68  (1)


(1)  Includes $1,324,842.77 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                            AS OF SEPTEMBER 30, 2000


REMAINING                         NUMBER OF ACCTS                  PERCENT                   AGGREGATE             PERCENT OF
INSTALLMENT TERM                                              OF NUMBER OF                 RECEIVABLES              AGGREGATE
                                                                     ACCTS                     BALANCE            RECEIVABLES
                                                                                                                      BALANCE

03 Months or Less                          10,925                   38.51%              $67,224,760.55                 12.54%


04 to 06 Months                             9,999                   35.25%             $172,432,419.35                 32.16%


07 to 09 Months                             7,083                   24.97%             $233,576,097.75                 43.56%


10 to 12 Months                               210                    0.74%              $30,482,020.53                  5.69%


13 to 18 Months                                81                    0.29%              $11,185,913.72                  2.09%


More than 18 Months                            70                    0.25%              $21,261,804.78                  3.97%



Total:                                     28,368                                      $536,163,016.68 (1)



(1)  Includes $1,324,842.77 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                            AS OF SEPTEMBER 30, 2000

STATES                                            AGGREGATE RECEIVABLES BALANCE                        PERCENTAGE OF AGGREGATE
                                                                                                           RECEIVABLES BALANCE

CALIFORNIA                                                      $113,772,203.64                                         21.22%
TEXAS                                                            $58,956,729.49                                         11.00%
NEW YORK                                                         $43,346,411.45                                          8.08%
PENNSYLVANIA                                                     $36,582,867.27                                          6.82%
FLORIDA                                                          $31,863,392.87                                          5.94%
NEW JERSEY                                                       $21,335,470.72                                          3.98%
OHIO                                                             $18,074,972.98                                          3.37%
LOUISIANA                                                        $16,724,913.63                                          3.12%
ILLINOIS                                                         $15,582,670.29                                          2.91%
GEORGIA                                                          $14,432,391.54                                          2.69%
WASHINGTON                                                       $13,911,333.90                                          2.59%
MASSACHUSETTS                                                    $11,237,975.63                                          2.10%
COLORADO                                                         $10,341,608.42                                          1.93%
TENNESSEE                                                         $9,898,012.53                                          1.85%
VIRGINIA                                                          $8,126,884.58                                          1.52%
MICHIGAN                                                          $6,882,680.30                                          1.28%
CONNECTICUT                                                       $6,369,283.65                                          1.19%
ALASKA                                                            $6,288,155.43                                          1.17%
OREGON                                                            $6,107,995.35                                          1.14%
KENTUCKY                                                          $6,084,698.53                                          1.13%
WEST VIRGINIA                                                     $5,831,349.75                                          1.09%
INDIANA                                                           $5,604,464.06                                          1.05%
MISSOURI                                                          $5,485,867.04                                          1.02%
NORTH CAROLINA                                                    $5,146,467.24                                          0.96%
NEVADA                                                            $4,816,067.19                                          0.90%
IDAHO                                                             $4,686,153.50                                          0.87%
MARYLAND                                                          $4,544,530.42                                          0.85%
OKLAHOMA                                                          $4,511,034.59                                          0.84%
ALABAMA                                                           $4,482,290.18                                          0.84%
MISSISSIPPI                                                       $4,252,213.88                                          0.79%
ARIZONA                                                           $4,073,658.99                                          0.76%
SOUTH CAROLINA                                                    $4,035,082.68                                          0.75%
ARKANSAS                                                          $3,274,973.13                                          0.61%
WISCONSIN                                                         $3,079,803.10                                          0.57%
UTAH                                                              $2,766,031.09                                          0.52%
HAWAII                                                            $2,292,266.38                                          0.43%
MINNESOTA                                                         $2,285,121.90                                          0.43%
KANSAS                                                            $1,718,202.11                                          0.32%
NEBRASKA                                                          $1,665,827.54                                          0.31%
NEW HAMPSHIRE                                                     $1,389,438.48                                          0.26%
DISTRICT OF COLUMBIA                                              $1,188,935.98                                          0.22%
MAINE                                                             $1,050,298.93                                          0.20%
MONTANA                                                             $628,924.97                                          0.12%
IOWA                                                                $480,541.16                                          0.09%
RHODE ISLAND                                                        $446,410.17                                          0.08%
WYOMING                                                             $377,512.43                                          0.07%
SOUTH DAKOTA                                                         $98,997.19                                          0.02%
DELAWARE                                                             $16,486.29                                          0.00%
NEW MEXICO                                                            $9,472.71                                          0.00%
NORTH DAKOTA                                                          $3,941.40                                          0.00%
VERMONT                                                                      --                                             --
 Total:                                                         $536,163,016.68 (1)                                     100.00%

(1)  Includes $1,324,842.77 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO


                                                           NINE MONTHS
                                                       ENDED SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                                                     2000                1999                1999           1998            1997
                                                     ----                ----                ----           ----            ----

Average Outstanding Principal Balance (2)          $534,883            $530,980           $527,470        $536,913        $562,229

Gross Charge-Offs                                     1,481               2,103              2,756           3,010           1,002

Recoveries                                              648                 892              1,185             804             102

Net Charge-Offs                                         833               1,211              1,571           2,206             900

Net Charge Offs as a Percentage of Average             0.21% (3)           0.30% (3)          0.30%           0.41%           0.16%
Aggregate Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                     AT SEPTEMBER 30,                    AT DECEMBER 31,
                                                    2000         1999              1999        1998        1997
                                                    ----         ----              ----        ----        ----

Number of days a loan remains overdue
after cancellation of the related
insurance policy
             31-89 days                             0.82%        0.64%             0.95%       1.25%        1.17%
             90-270 days                            0.63%        0.69%             0.69%       0.91%        0.93%
             Over 270 days (1)                      0.00%        0.00%             0.00%       0.00%        0.00%
                                                    -----        -----             -----       -----        -----
                 Total                              1.45%        1.33%             1.64%       2.16%        2.10%
                                                    =====        =====             =====       =====        =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.



As a result of a computer programming error discovered by the Servicer in November 2000, the Loan Delinquency Experience Following Cancellation information previously reported for January through August of 2000 understated the actual percentages in each category of overdue loans. The charge-off information reported under Loan Loss Experience was not affected by this error. Due to the effort and expense that would be required to reformulate this data for January through August 2000 and the small resulting benefit, the Servicer has elected not to do so. Data at September 30, 2000 reflects, and data for future months will reflect, the correction of this error. The Servicer believes that there was no material change in loan delinquencies during the period January through August 2000.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)


                                                          NINE MONTHS
                                                      ENDED SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------      ---------------------------------------------
                                                     2000              1999                 1999           1998           1997
                                                     ----              ----                 ----           ----           ----

Average Month Principal Balance (1)                $534,883          $530,980             $527,470       $536,913       $562,229

Interest & Fee Income                                                                       53,879         60,676         63,462
                                                     42,927            41,029

Average Revenue Yield on                              10.70% (3)        10.30% (3)           10.21%         11.30%         11.29%
Outstanding Principal Balance
Receivables (2)


(1)   Based on the average beginning of the month balances.

(2)   Line 2 divided by line 1.

(3)   Calculated on an annualized basis.